EXHIBIT 4.7

                              Date: 1 November 1999





            (1)   PETRO DIA THREE S.A.
            (2)   PETRO DIA FOUR S.A.
            (3)   MITSUBISHI CORPORATION (UK) PLC (AS FACILITY AGENT)
            (4)   MITSUBISHI CORPORATION (UK) PLC (AS SECURITY AGENT)
            (5)   PETRODRILL SIX LIMITED
            (6)   PETRODRILL SEVEN LIMITED
            (7)   PRIDE INTERNATIONAL, INC.
            (8)   MARITIMA PETROLEO E ENGENHARIA LTDA.
            (9)   AMETHYST FINANCIAL COMPANY LIMITED
            (10)  WILMINGTON TRUST COMPANY (AS TRUSTEE)
            (11)  WILMINGTON TRUST COMPANY (AS COLLATERAL AGENT)

                                 DEED OF CONSENT

            Field Fisher Waterhouse 35 Vine Street London EC3N 2AA
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THIS DEED OF CONSENT is dated 1 November 1999 and is made BETWEEN:

(1) PETRO DIA THREE S.A., a company incorporated under the laws of Panama whose registered office is at 53rd Street, Urbanizacion Obarrio, Torre Swiss Bank, 16th Floor, Panama City, Republic of Panama ("MC1"); and

(2) PETRO DIA FOUR S.A., a company incorporated under the laws of Panama whose registered office is at 53rd Street, Urbanizacion Obarrio, Torre Swiss Bank, 16th Floor, Panama City, Republic of Panama ("MC2"); and

(3) MITSUBISHI CORPORATION (UK) PLC, a company incorporated in England and Wales (Reg No. 2214224) whose registered office is at Bow Bells House, Bread Street, London EC4M 9BQ, in its capacity as Facility Agent for the Lenders ("FACILITY AGENT"); and

(4) MITSUBISHI CORPORATION (UK) PLC, a company incorporated in England and Wales (Reg No. 2214224) whose registered office is at Bow Bells House, Bread Street, London EC4M 9BQ, in its capacity as Security Agent for the Secured Parties ("SECURITY AGENT"); and

(5) PETRODRILL SIX LIMITED, a company incorporated under the laws of the British Virgin Islands whose registered office is at Arias Fabrega and Fabrega Trust Co. BVI Limited, 325 Waterfront Drive, Omar Hodge Building, 2nd Floor, Wickham's Cay, Road Town, Tortola, British Virgin Islands ("PETRODRILL SIX"); and

(6) PETRODRILL SEVEN LIMITED, a company incorporated under the laws of the British Virgin Islands whose registered office is at Arias Fabrega and Fabrega Trust Co. BVI Limited, 325 Waterfront Drive, Omar Hodge Building, 2nd Floor, Wickham's Cay, Road Town, Tortola, British Virgin Islands ("PETRODRILL SEVEN"); and

(7) PRIDE INTERNATIONAL, INC., a company incorporated under the laws of the State of Louisiana, USA, of 5847 San Felipe, Suite 3300, Houston, Texas 77057, USA ("PRIDE"); and

(8) MARITIMA PETROLEO E ENGENHARIA LTDA., a company incorporated under the laws of Brazil, of Avenida Almte. Barroso, 52 Gr 3400, Rio de Janeiro, Brazil ("MARITIMA"); and

(9) AMETHYST FINANCIAL COMPANY LIMITED, a company incorporated under the laws of the British Virgin Islands whose registered office is at Arias Fabrega and Fabrega Trust Co. BVI Limited, 325 Waterfront Drive, Omar Hodge Building, 2nd Floor, Wickham's Cay, Road Town, Tortola, British Virgin Islands ("AMETHYST"); and
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(10)  WILMINGTON TRUST COMPANY, a company incorporated under the laws of
      Delaware whose principal place of business is at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001, in its capacity as trustee for the holders of the Notes (as defined below) (together with its successors and assigns, the "TRUSTEE"); and

(11) WILMINGTON TRUST COMPANY, a company incorporated under the laws of Delaware whose principal place of business is at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001, in its capacity as collateral agent for the Trustee and the holders of the Notes (together with its successors and assigns, the "COLLATERAL Agent"); and

SUPPLEMENTAL to (1) two loan agreements (providing for secured loan facilities not exceeding US$160,000,000 and US$180,000,000, respectively, in connection with the construction, equipping and mobilization by Petrodrill Six and Petrodrill Seven of the semi-submersible drilling rigs t.b.n. "Amethyst 6" and "Amethyst 7"), each dated 19 December 1999 and made between (in the case of the US$160,000,000 loan facility) (a) MC1 and MC2, (b) Petrodrill Six, (c) the Facility Agent and (d) the Security Agent and (in the case of the US$180,000,000 loan facility) (w) MC1 and MC2, (x) Petrodrill Seven, (y) the Facility Agent and
(z) the Security Agent (such two loan agreements being hereinafter sometimes together called the "LOAN AGREEMENTS") and (2) all other documentation referred to in the Loan Agreements.

WHEREAS:

A. The Additional Funding and Guarantee Agreement included certain provisions to the following effect:

      (1) Each Sponsor gave an undertaking to MC1 and MC2 that, on or prior to the Bridging Loan Repayment Date, it would, in its Several Proportion, make Sponsors' Funds available to the Borrowers in the aggregate principal amount of US$100,000,000 (comprising US$47,000,000 to be made available to Petrodrill Six and US$53,000,000 to be made available to Petrodrill Seven).

      (2) Each Sponsor severally guaranteed to MC1 the due and punctual payment by MC2 of such Sponsor's Several Proportion of the Bridging Loans (in all respects in accordance with the Bridging Loan Agreement) and the payment of all interest in respect thereof (including interest capitalized in accordance with the terms thereof).

      (3) MC2 gave each of the Sponsors an option (exercisable on the terms and in the manner, and subject to the conditions, specified in the Additional Funding and Guarantee Agreement) to require MC2 to transfer to each Sponsor such Sponsor's
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            Several Proportion of the whole (but, save as provided in the
            Additional Funding and Guarantee Agreement, not part only) of the MC2 Participations.

      (4) MC2 gave an undertaking to the Sponsors that any amounts received and retained by MC2 from the Sponsors in respect of the exercise of such options would be applied pro tanto in or towards repayment to MC1 of the Bridging Loans.

B. Instead of arranging for a transfer to the Sponsors of the whole of the MC2 Participations (as envisaged by Clause 3 of the Additional Funding and Guarantee Agreement), the Sponsors have made arrangements for the whole of the MC2 Participations to be transferred to Amethyst with effect from 1 November 1999 in consideration of the payment by Amethyst to MC2 of the Transfer Price.

NOW IT IS HEREBY AGREED as follows:

1.    DEFINITIONS AND INTERPRETATION

1.1 Unless the context otherwise requires or unless otherwise defined in this Deed, words and expressions defined in the Loan Agreements shall have the same meanings when used in this Deed. All of the parties hereto confirm that they have, or have been supplied with, copies of the Loan Agreements.

1.2   Additionally, in this Deed, unless the context otherwise requires:

      "EXISTING SECURITY AGREEMENT" means the Senior Secured Note Security and Pledge Agreement dated as of 1 November 1999 by Amethyst in favor of the Trustee and the Collateral Agent (attached hereto as Exhibit A).

      "MC2 PARTICIPATIONS" shall have the same meaning as is given to this expression in the Additional Funding and Guarantee Agreement (as amended and restated as at 1 July 1999) made between MC1, MC2, Pride, Maritima, Petrodrill Six and Petrodrill Seven.

      "MITSUBISHI DOCUMENTS' means the documents listed on Schedule A to the Existing Security Agreement, as the same may be amended, modified or supplemented from time to time.

      "NOTES" means the Senior Secured Notes due 2001 issued by Amethyst pursuant to the Indenture dated as of 1 November 1999 among Amethyst, the Trustee, Pride and Maritima.

      "SECURITY DOCUMENTS" means the collateral documents and other agreements entered into from time to time in connection with the Notes (including, without limitation, the Existing Security Agreement) or the other obligations of Amethyst incurred from time to time to fund, carry, refund or refinance its interest in the MC2 Participations that are secured by liens and security interests on the MC2 Participations, their proceeds or the rights of Amethyst under the Mitsubishi Documents.

2.    OPERATIVE PROVISIONS

2.1 This Deed shall take effect on the receipt (on an unconditional basis) by MC1 of US$100,000,000 in cleared funds in its account No. 310-053-463 with Bank of Tokyo-Mitsubishi Trust Company, 360 Madison Avenue, New York, NY 10017 (the "EFFECTIVE DATE").

2.2 Each of MC1, MC2, the Facility Agent and the Security Agent confirms that:

      (1) it consents to (A) the pledge by Amethyst in favor of the Trustee and the Collateral Agent, pursuant to the Existing Security Agreement, of (i) an undivided 53% interest in the MC2 Participations and all of Amethyst's right, title and interest in and to the Mitsubishi Documents, together with an undivided 53% interest in and to all of Amethyst's right, title and interest in and to all agreements, documents, notes, collateral documents and instruments relating to the Mitsubishi Documents and the security for the MC2 Participations, and (ii) all of Amethyst's right, title and interest in and to all replacements, additions, accessions, substitutions, repairs, proceeds and products relating to or from all items described in Clause 2.2(1)(A)(i), whether now owned or hereafter at any time acquired by Amethyst and wherever located, and all documents, ledger sheets, files, books and records of Amethyst relating thereto (proceeds hereunder include (a) whatever is now or hereafter received by Amethyst upon the sale, exchange, collection, or other disposition of any item of the collateral described in this Clause 2.2(1)(A), (b) any property of the type described in this Clause 2.2(1)(A) now or hereafter acquired by Amethyst with any proceeds of such collateral hereunder and (c) any payments under any insurance or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the collateral described in this Clause 2.2(1)(A)) and (B) the pledge by Amethyst of all or any portion of the MC2 Participations, their proceeds or the rights of Amethyst under the Mitsubishi Documents pursuant to any other Security Document;

      (2) notwithstanding Clause 15.3 of the Loan Agreements, the Trustee, the Collateral Agent or any other beneficiary under a Security Document may, after the occurrence (and notification in writing to MC1, MC2, the Facility Agent and the Security Agent by the Trustee, the Collateral Agent or other beneficiary) of an Event of Default under a Security Document (a "SECURITY DOCUMENT EVENT OF DEFAULT") transfer (in accordance with, and subject to, the provisions of Clause 15.4 of the relevant Loan Agreement, except to the extent modified by this Deed to, among other things, eliminate the strict requirement that the transferee be a Qualifying Lender, so that references in such Clause 15.4 to Clause 15.3 of the relevant Loan Agreement or to Qualifying Lender shall be read as so modified)

            (in the case of the Trustee or Collateral Agent) all or any part of 53% of the MC2 Participations and the other collateral described in
            Section 2.2(1)(A) and (in the case of any other beneficiary) all or any part of the collateral pledged in accordance with Section 2.2(1)(B) (in either case, the "MITSUBISHI LOAN RIGHTS") to any person that is a Qualifying Lender or to any other financial institution incorporated in or controlled by persons residing in or with a principal place of business in any country which is a member of OECD managing or owning a minimum of $100 million in assets according to its most recent quarterly balance sheet prepared under generally accepted accounting principles applicable to such institution (each, a "PERMITTED LENDER"), and each of MC1, MC2, the Facility Agent and the Security Agent hereby agrees that, in the event that the Trustee, the Collateral Agent or any other beneficiary exercises its remedies under the Security Documents to acquire or dispose of all or any part of the collateral described in Clause 2.2(1) of this Deed to a Permitted Lender, the Facility Agent (on its own behalf and on behalf of the other parties to the relevant Loan Agreement), the Security Agent and MC1 shall counter-sign appropriate Transfer Certificates for such transfer;

      (3) it will enter into a deed of consent containing terms substantially the same as this Deed in connection with any refinancing of the Notes, any debt extended by a Permitted Lender or any other obligation incurred by Amethyst from time to time to fund, carry, refund or refinance its interest in the MC2 Participations, their proceeds or the rights of Amethyst under the Mitsubishi Documents, in each case, secured by the Security Documents;


      (4) it hereby acknowledges, understands and agrees that each of the Trustee, the Collateral Agent and any other beneficiary under the Security Documents shall not have any obligation or duty to MC1, MC2, the Facility Agent or the Security Agent under the Mitsubishi Documents, the Security Documents or the other documents and instruments related to the collateral described in Clause 2.2(1) of this Deed and shall not be required to pay or perform any obligation thereunder; and

      (5) it hereby acknowledges, understands and agrees that all amounts held for the benefit of, or paid directly to, the Trustee, any other beneficiary under the Security Documents or Amethyst in accordance with the Mitsubishi Documents, the other documents and instruments related to the collateral described in Clause 2.2(1) of this Deed, this Deed or the Security Documents (whether subsequently paid by the Trustee to the holders of the Notes, held by the Trustee in escrow or released to Amethyst) shall be held and paid free and clear of all claims (including set-off) of MC1, MC2, the Facility Agent or the Security Agent, whether under the Cross-Guarantee or otherwise; and

      (6) pursuant to Section 7(a) of the Existing Security Agreement, at all times, whether or not a Security Document Event of Default shall have occurred and be continuing, only the Collateral Agent on behalf of the Trustee or the Trustee directly shall be entitled to exercise any and all voting and other consensual rights of Amethyst pertaining to the MC2 Participations and the Mitsubishi Documents.


2.3   PAYMENT OF THE MC2 PARTICIPATIONS

      Amethyst hereby notifies MC1, MC2, the Facility Agent and the Security Agent that:

      (1) subject to Clause 2.3(2), until the Trustee shall have otherwise notified MC1, MC2, the Facility Agent and the Security Agent in writing that all Notes have been paid in full and that all liens and security interests encumbering the MC2 Participations have been released (in which case, payments will be made in the manner directed by Amethyst), all interest, principal and other amounts payable to Amethyst or its successors and assigns in respect of the MC2 Participations shall be paid to the Trustee as such amounts become due at its account number 49870-0 at Bankers Trust Company, New York, New York, ABA number 0210-0002-1, or such other location as the Trustee may notify them in writing; or

      (2) if the Trustee shall have notified MC1, MC2, the Facility Agent and the Security Agent that a Security Document Event of Default has occurred and is continuing, 53% of all interest, principal and other amounts payable to Amethyst or its successors and assigns in respect of the MC2 Participations shall be paid to such other location in an OECD country as the Trustee may notify them in writing and 47% of such amounts shall be paid to such other location as Amethyst may notify them in writing.

2.4   AGREEMENT TO PAYMENT PROCEDURE

      The Facility Agent and the Security Agent agree to make payments in the manner described in Clause 2.3 of this Deed.

2.5   BENEFIT OF FLOOR GUARANTEE

      For the avoidance of doubt, each of the Sponsors and Amethyst hereby confirms and agrees that Amethyst shall not, by virtue of the transfer to Amethyst of the MC2 Participations or otherwise, have or acquire any right or interest in the Floor Guarantee, the entire benefit of which is and will remain vested in MC1 for its own account absolutely.

2.6   NOTICE AND ACKNOWLEDGMENT

      Amethyst hereby notifies Petrodrill Six and Petrodrill Seven, and each of Petrodrill Six and Petrodrill Seven hereby acknowledge receipt of notice, of the granting by Amethyst in favor of the Trustee and the Collateral Agent, pursuant to the Existing Security Agreement, of the security interest in and to the collateral described in Clause 2.2(1).

2.7   NO BREACH OR EVENT OF DEFAULT

      For the avoidance of doubt, each of MC1, MC2, the Facility Agent and the Security Agent acknowledges, confirms and agrees that:

      (1) notwithstanding Clause 11.1(vi) of the Loan Agreements, the releases, discharges, waivers, modifications and amendments to the Security Documents (as defined in the Loan Agreements) effected by this Deed, the Deed of Release dated as of the date hereof among MC1, MC2, Petrodrill Six, Petrodrill Seven, Pride, Maritima and Amethyst, the Transfer Certificates dated as of the date hereof relating to the transfer to Amethyst of the MC2 Participations and all deeds and agreements executed prior to the date hereof with the purpose of effecting releases, discharges, waivers, modifications and amendments to the Additional Funding and Guarantee Agreement are not, do not result in and will not result in a breach or Event of Default under the Loan Agreements; and

      (2) notwithstanding Clause 15.2 of the Loan Agreements, the collateral assignment of the Deeds of Guarantee and Undertaking and Subordinated Loan Facilities in favor of the Lenders in accordance with the terms of the Mitsubishi Documents is not, does not result in and will not result in a breach or Event of Default under the Loan Agreements.

3.    REPRESENTATIONS AND WARRANTIES

Each of the parties hereto (other than the Trustee and the Collateral Agent) represents and warrants (severally as to itself) to each of the other parties hereto as follows:

3.1 It is a company with limited liability duly organized and validly existing under the laws specified on page 1 or (as the case may be) page 2 of this Deed, possessing the capacity to sue or be sued in its own name, and it has the power to own its assets and carry on its business as it is now being conducted.

3.2 It has the power to enter into and perform this Deed and the transactions contemplated hereby and has taken all necessary action to authorize the entry into and performance of this Deed and the transactions contemplated hereby in accordance with the terms hereof.

3.3 This Deed constitutes its legal, valid and binding obligations enforceable in accordance with its terms and is in proper form for the enforcement in all the courts of the country (and, where applicable, State) of its incorporation or (as the case may be) establishment or (as the case may be) registration.

3.4 The entry into, and performance of, this Deed and the transactions contemplated hereby do not conflict with:

      (1)   any law or official requirement;

      (2)   its constitutional documents; or

      (3) any agreement or document to which it is a party or which is binding upon it or any of its assets,

      and will not result in the creation or imposition of (or enforcement of) any encumbrance on any of its assets.

4.    NOTICES, ETC.

4.1 Each communication to be made hereunder shall be made in writing but, unless otherwise stated, may be made by facsimile transmission or by telex or by letter.

4.2 Any communication or document to be made or delivered by one person to any other pursuant to this Deed shall (unless the one has by not less than three (3) days' written notice to the other specified another address) be made or delivered to that other person at the respective addresses and facsimile numbers set out below.

      (1)   MC1:

            Petro Dia Three S.A.
            c/o Mitsubishi Corporation
            6-3 Marunouchi 2-chome
            Chiyoda-ku
            Tokyo
            Japan

            Attention:  General Manager, Ship &
            Industrial Project Department
            Fax No.:  +81 3 3210 4446

      (2)   MC2:

            Petro Dia Four S.A.
            c/o Mitsubishi Corporation
            6-3 Marunouchi 2-chome
            Chiyoda-ku
            Tokyo
            Japan

            Attention:  General Manager, Ship &
            Industrial Project Department
            Fax No.:  +81 3 3210 4446

      (3)   The Facility Agent:

            Mitsubishi Corporation (UK) PLC
            Bow Bells House
            Bread Street
            London  EC4M 9BQ

            Attention:  General Manager, Machinery
            Department
            Fax No.:  +44 171 822 0184

      (4)   The Security Agent:

            Mitsubishi Corporation (UK) PLC
            Bow Bells House
            Bread Street
            London  EC4M 9BQ

            Attention:  General Manager, Machinery
            Department
            Fax No.:  +44 171 822 0184

      (5)   Petrodrill Six:

            Petrodrill Six Limited
            c/o Petrodrill Engineering N.V.
            K.P. van der Mandelelaan 38
            3062 MB Rotterdam (Brainpark)
            The Netherlands

            Attention:  Steve Assiter
            Fax No.:  +31 10 272 2727

      (6)   Petrodrill Seven:

            Petrodrill Seven Limited
            c/o Petrodrill Engineering N.V.
            K.P. van der Mandelelaan 38
            3062 MB Rotterdam (Brainpark)
            The Netherlands

            Attention:  Steve Assiter
            Fax No.:  +31 10 272 2727

      (7)   Pride:

            Pride International, Inc.
            5847 San Felipe
            Suite 3300
            Houston, Texas  77057
            USA

            Attention:  Robert Randall
            Fax No.:  +1 713 914 9796

      (8)   Maritima:

            Maritima Petroleo e Engenharia Ltda.
            Avenida Almirante Barroso 52
            Grupo 3400
            Rio de Janeiro
            Brazil

            Attention:  German Efromovich
            Fax No.:  +55 21 220 6566

      (9)   Amethyst:

            Amethyst Financial Company Limited
            c/o Petrodrill Engineering N.V.
            K.P. van der Mandelelaan 38
            3062 MB Rotterdam (Brainpark)
            The Netherlands

            Attention:  Steve Assiter
            Fax No.:  +31 10 272 2727

      (10)  The Trustee

            Wilmington Trust Company
            Rodney Square North
            1100 North Market Street
            Wilmington, DE 19890-0001

            Attention:  Corporate Trust Administration
            Fax No.:  (302) 651-8882

      (11)  The Collateral Agent

            Wilmington Trust Company
            Rodney Square North
            1100 North Market Street
            Wilmington, DE 19890-0001

            Attention:  Corporate Trust Administration
            Fax No.:  (302) 651-8882

4.3 Any notice given hereunder shall be deemed to have been received:

      (1) If sent by facsimile transmission or by telex, at the opening of business one (1) Banking Day after the day it was transmitted;

      (2) In the case of a written notice lodged by hand, at the time of actual delivery; and

      (3) If posted, on the fifth Banking Day following the day on which it was properly dispatched by first class mail postage prepaid.

5.    GOVERNING LAW AND JURISDICTION

5.1 This Agreement shall be governed by and construed in accordance with English law.

5.2 Each of the parties hereto irrevocably agrees that the English courts are to have jurisdiction to settle any disputes which may arise out of or in connection with this Agreement and that accordingly any suit, action or proceedings ("PROCEEDINGS") arising out of or in connection with this Agreement may be brought in such courts.

5.3 Each of the parties hereto hereby irrevocably waives any objection which it may have now or hereafter to the laying of the venue of any Proceedings in any such court as is referred to in Clause 5.2 and any claim that any such Proceedings have been brought in an inconvenient forum, and further irrevocably agrees that a judgment in any Proceedings brought in the English courts shall be conclusive and binding upon the Borrower and may be enforced in the courts of any other jurisdiction.

5.4 Nothing contained in this Clause shall limit the right of any of the parties hereto to take proceedings in any other court of competent jurisdiction, nor shall the taking of Proceedings in any one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction, whether concurrently or not.

5.5   (1)   MC1 and MC2 each  irrevocably  and  unconditionally  appoints  and empowers  Mitsubishi  Corporation  (UK)  PLC of Bow  Bells  House,
            Bread Street, London EC4M 9BQ to receive for it and on its behalf, service of process issued out of the English courts in any Proceedings arising out of or in connection with this Agreement.

      (2) Petrodrill Six and Petrodrill Seven each irrevocably and unconditionally appoints and empowers Hackwood Secretaries Limited of One Silk Street, London EC2Y 8HQ to receive for it and on its behalf, service of process issued out of the English courts in any Proceedings arising out of or in connection with this Agreement.

      (3) Pride, Maritima and Amethyst each irrevocably and unconditionally appoints and empowers Hackwood Secretaries Limited of One Silk Street, London EC2Y 8HQ to receive for it and on its behalf, service of process issued out of the English courts in any Proceedings arising out of or in connection with this Agreement.

      (4) Each of the parties hereto (other than the Trustee, the Collateral Agent, the Facility Agent and the Security Agent) irrevocably and unconditionally:

            (a) agrees to maintain in England a duly appointed process agent notified to the other parties to this Agreement for the purposes of paragraphs (1), (2) and (3) above;

            (b) agrees that failure by any such process agent to give notice of such process to it shall not impair the validity of such service or of any judgment based thereon;

            (c) consents to the service of process out of any of the said courts in any such Proceedings by the airmailing of copies, postage prepaid, to it at its address for the time being applying for the purposes of Clause 4; and

            (d) agrees that nothing herein shall affect the right to serve process in any other manner permitted by law.

6.    COUNTERPARTS

      This Deed may be executed in any number of counterparts and by the different parties hereto on different counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.


7.    WAIVER; REMEDIES CUMULATIVE

      No failure to exercise, and no delay in exercising on the part of any party hereto, any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided by law.

8.    LANGUAGE

      Each document referred to herein or to be delivered hereunder (including financial statements) and each other communication shall be in the English language.

IN WITNESS whereof the parties hereto have caused this Deed to be duly executed and delivered as a deed the day and year first above written.

EXECUTION

EXECUTED and DELIVERED                    ) /s/ Y. MIYAMOTO
as a DEED by PETRO DIA                    )
THREE S.A. acting by its duly             )
authorized signatory/attorney-in-fact     )
in the presence of:                       ) /s/ Illegible


EXECUTED and DELIVERED                    ) /s/ Y. MIYAMOTO
as a DEED by PETRO DIA                    )
FOUR S.A. acting by its duly              )
authorized signatory/attorney-in-fact     )
in the presence of            :           ) /s/ Illegible


EXECUTED and DELIVERED                    ) /s/ Y. MIYAMOTO
as a DEED by MITSUBISHI                   )
CORPORATION (UK) PLC (in its              )
capacity as Facility Agent) acting        )
by its duly authorized signatory/         )
attorney-in-fact in the presence of:      ) /s/ Illegible


EXECUTED and DELIVERED                    ) /s/ Y. MIYAMOTO
as a DEED by MITSUBISHI                   )
CORPORATION (UK) PLC (in its              )
capacity as Security Agent) acting        )
by its duly authorized signatory/         )
attorney-in-fact in the presence of:      ) /s/ Illegible

EXECUTED and DELIVERED                    ) /s/ EARL W. MCNIEL
as a DEED by PETRODRILL                   )
SIX LIMITED acting by its duly            )
authorized signatory/attorney-in-fact     )
in the presence of:                       ) /s/ ROBERT W. RANDALL


EXECUTED and DELIVERED                    ) /s/ EARL W. MCNIEL
as a DEED by PETRODRILL                   )
SEVEN LIMITED acting by its duly          )
authorized signatory/attorney-in-fact     )
in the presence of:                       ) /s/ ROBERT W. RANDALL


EXECUTED and DELIVERED                    ) /s/ EARL W. MCNIEL
as a DEED by PRIDE                        )
INTERNATIONAL INC. acting by              )
its duly authorized signatory/            )
attorney-in-fact in the presence of:      ) /s/ ROBERT W. RANDALL


EXECUTED and DELIVERED                    ) /s/ GERMAN EFROMOVICH
as a DEED by MARITIMA                     )
PETROLEO E ENGENHARIA                     )
LTDA. acting by its duly authorized       )
signatory/attorney-in-fact in the         )
presence of:                              ) /s/ Illegible

EXECUTED and DELIVERED                    ) /s/ EARL W. MCNIEL
as a DEED by AMETHYST                     )
FINANCIAL COMPANY                         )
LIMITED acting by its duly                )
authorized signatory/attorney-in-fact     )
in the presence of:                       ) /s/ ROBERT W. RANDALL

EXECUTED and DELIVERED                    ) /s/ Illegible
as a DEED by WILMINGTON                   )
TRUST COMPANY (in its                     )
capacity as Trustee) acting by            )
its duly authorized                       )
signatory/attorney-in-fact in the         )
presence of:                              ) /s/ Illegible


EXECUTED and DELIVERED                    ) /s/ Illegible
as a DEED by WILMINGTON                   )
TRUST COMPANY (in its                     )
capacity as Collateral Agent)             )
acting by its duly authorized             )
signatory/attorney-in-fact in the         )
presence of:                              ) /s/ Illegible